Exhibit 23.2

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Atlas Corp.

We consent to the use of our report dated March 25, 2019, with respect to the consolidated balance sheets of Greater China Intermodal Investments LLC as of December 31, 2018 and 2017, and the related consolidated statements of net income and comprehensive income, members’ equity, and cash flows for each of the years in the three year period ended December 31, 2018, and the related notes, incorporated by reference in the Post-Effective Amendment No. 1 to Form F-3 (Registration No. 333-227597) filed by Atlas Corp. We also consent to the reference to our firm under the heading “Experts” in the Form F-3 (Registration No. 333-227597) as amended by the Post-Effective Amendment No. 1.

Chartered Professional Accountants

February 27, 2020

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a

Swiss entity. KPMG Canada provides services to KPMG LLP.